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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (date of earliest event reported) August 17, 2000




                         COMMISSION FILE NUMBER: 0-29346




                                 FRM NEXUS, INC.
             (Exact name of registrant as specified in its charter)


                  DELAWARE                                     13-3754422
(State or other jurisdiction of incorporation               (I.R.S. Employer
                or organization)                            Identification No.)


   271 NORTH AVENUE, NEW ROCHELLE, NY                             10801
(Address of principal executive offices)                       (Zip Codes)


       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (914) 636-3432










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Item 5.            Other Events

         On August 17, 2000 the registrant signed a non-binding Letter of Intent with Peter Doyle, as Voting Trustee of 8.1% of the issued and outstanding shares of Kinetics Asset Management, Inc. ("Kinetics") and Murray Stahl (the "Stahl Bregman Group"). The Stahl Bregman Group includes Murray Stahl, Steven Bregman, John Meditz, Peter Doyle and Thomas C. Ewing, shareholders and management of Horizon Asset Management, Inc. who are described in the Letter of Intent as the "Control Group".

         No party to the Letter of Intent is obligated in any manner until a written agreement has been signed by (i) the registrant, approved by its Board of Directors and consented to by a majority of its shareholders and (ii) the Control Group. If such an Agreement has not been executed and delivered by both parties no later than 6 PM on October 2, 2000, the proposed transaction shall be deemed terminated and no party shall have any obligation to any other arising from the Letter of Intent. All parties shall bear their own expenses in the event of termination.

         The registrant has a wholly owned subsidiary, MFC Development Corp. (formerly PSI Food Services Corp.) a Delaware corporation ("MFC") which owns as of August 31, 2000 all of the assets (except $10,000 in cash) of the registrant subject to all of the liabilities of the registrant. The Letter of Intent contemplates that the registrant will distribute on or about November 30, 2000 to its shareholders on the record date one (i) share of MFC common stock for each one (1) share of the registrant's outstanding common stock at the close of business on November 1, 2000 (the "record date"). There are presently 1,800,000 shares of common stock of the registrant outstanding, which are also expected to be outstanding on the record date. Accordingly on November 30, 2000 the present shareholders of the registrant together will own 1,800,000 shares common stock of the registrant and 1,800,000 shares of common stock of MFC, constituting in each case all of the issued and outstanding common stock of each corporation.

         If the written agreement between the registrant and the Control Group is signed on or before October 2, 2000 it will provide for a closing in November 2000 (the "Closing"). Prior to the Closing the registrant, with the consent of a majority of its shareholders, will amend its certificate of incorporation to increase its authorized capital and change its name to "FRM Corp." At the Closing the registrant will issue to designees of the Control Group an aggregate of 34,200,000 shares of common stock of the registrant (but not any shares of MFC) for a consideration of $3,420,000 to be paid as the parties specify in the written agreement.

         Management believes this transaction will be good for its current shareholders.

         At the registrants' Annual Meeting on July 20, 2000 the five directors nominated by management as set forth in its Proxy Statement were elected. They are:

                                            Seth Grossman
                                            Allan Kornfeld
                                            David Michael
                                            Anders Sterner
                                            Lester Tanner


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         The officers of the registrant are:


                  Chairman of the Board.........................Allan Kornfeld
                  President and CEO.............................Lester Tanner
                  Vice President and CFO........................Victor Brodsky
                  Treasurer and Secretary.......................Deborah Knowlton


         Said persons are also the directors and officers of MFC and are expected to continue as such after the shares of common stock of MFC are spun off to the shareholders of the registrant before the Closing.

         If and when the Closing of the written agreement with the Control Group takes place in November 2000, the Control Group can (and is expected to), by written consent, elect a different Board of Directors which will be able to elect all the officers of the registrant.

         If the written agreement with the Control Group is consummated in November 2000, the designees of the Control Group will own 95% of the issued and outstanding common stock of FRM Corp. For more than the past ten years, the business experience of said designees have been in financial risk management including analysis and research of public companies as well as identification of companies in early stages of promising business strategies. FRM Corp's operations will not fall within the definition of an investment company so as to require it to register under the Investment Company Act of 1940.



                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                            FRM NEXUS, INC.
                                            (Registrant)



Date:    August 30, 2000                    By        /s/  Lester J. Tanner
                                              ----------------------------------
                                                     Lester J. Tanner, President